Exhibit 99.1

Altra Reports Fourth-Quarter 2013 Results

Cash Flow from Operations of $27.4 Million for Q4 and

Record $89.6 Million for the Year

BRAINTREE, Mass., February 19, 2014 — Altra Industrial Motion Corp. (Nasdaq: AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the fourth quarter and year ended December 31, 2013.

Financial Highlights

•	Fourth-quarter 2013 net sales were $180.5 million, compared with $177.2 million in the fourth quarter of 2012, an increase of 1.9%. Excluding the impact of the Svendborg acquisition, fourth-quarter sales were $176.2 million, a decline of 0.6% from the same quarter of 2012.

•	Fourth-quarter net income was $7.2 million, or $0.27 per diluted share, compared with a net loss of $5.4 million, or $(0.20) per diluted share, in the fourth quarter of 2012. Non-GAAP net income in Q4 2013 increased to $10.1 million, or $0.38 per diluted share, from $9.5 million, or $0.36 per diluted share, a year ago.*

•	Completed the acquisition of Svendborg Brakes A/S and S.B. Patent Holding ApS (together “Svendborg”), the leading global manufacturer of premium quality caliper brakes.

•	Reconciliation of Non-GAAP Net Income*:

	Quarter ended	Year ended	Quarter ended	Year ended
	December 31, 2013		December 31, 2012
Net income attributable to Altra Industrial Motion Corp.	$7,205	$40,275	$(5,379)	$24,293

Acquisition related expenses	2,164	2,529	114	537
Restructuring costs	456	1,111	3,186	3,196
Amortization of inventory fair value adjustment	—	—	—	122
European workers compensation claims	640	640	—	—
Premium and deferred financing expense and original issue discount eliminated on the redeemed debt	—	—	17,475	18,765
Tax impact of above adjustments, excluding capitalizable acquisition costs	(343)	(662)	(5,900)	(6,466)

Non-GAAP net income	$10,122	$43,893	$9,496	$40,447

Non-GAAP diluted earnings per share	$0.38	$1.64	$0.36	$1.52

•	Interest expense decreased $19.1 million, or 87%, to $2.8 million during the quarter from 2012, primarily due to the refinancing in the fourth quarter of 2012 and lower average outstanding borrowings.

•	Operating working capital reductions of $18.6 million during the year 2013, driven by core Altra businesses, helped lead the Company to a record operating cash flow of $89.6 million for the full year. The majority of the reduction occurred in the fourth quarter.*

•	Amended the Company’s existing credit facility to extend it through 2018 and reset the expansion feature back to $150 million.

Management Comments

“We are pleased with our fourth-quarter results, given the persistent challenges in our end markets,” said Carl Christenson, Altra President and CEO. “Even in this challenging environment, we were again able to deliver record earnings for the full year in 2013. We are delighted with our operating working capital reduction efforts at the core Altra businesses, which contributed to record operating and free cash flow of $89.6 million and $61.8 million, respectively, in 2013. We have begun the integration of the Svendborg acquisition, which is expected to be accretive in 2014, and I am excited about the opportunities the Svendborg business presents for us.”*

Business Outlook

“The global economic environment is still very uncertain, and we believe it is prudent to remain cautious about global industrial growth prospects,” Christenson said. “Even in a very slow growth environment, we expect to continue steady progress on our margin initiatives and operating working capital reduction. In addition, we expect our full-year 2014 results will significantly benefit from the Svendborg acquisition.”

Altra is currently forecasting sales in the range of $800 to $825 million and non-GAAP diluted EPS of $1.85 to $2.00 for 2014. The Company expects its tax rate for the full year to be approximately 31% to 33% before discrete items. Altra also expects capital expenditures in the range of $28 to $30 million and depreciation and amortization in the range of $34 to $36 million.

Investor Conference Call

The Company will host an investor conference call to discuss its fourth-quarter financial results today, February 19, 2014, at 10:00 AM ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the Altra conference call. A live webcast of the call will be available in the “Investor Relations” section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under “Events & Presentations” in the “Investor Relations” section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on February 19, 2014 through midnight on March 5, 2014. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (replay ID # 13575773). A webcast replay also will be available at www.altramotion.com.

Altra Industrial Motion Corp.

Consolidated Statements of Income Data:

In Thousands of Dollars, except per share amounts

	Quarter Ended		Year to Date Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$180,530	$177,174	$722,218	$731,990
Cost of sales	128,725	123,312	506,837	513,442

Gross profit	$51,805	$53,862	$215,381	$218,548
Gross profit as a percent of net sales	28.7%	30.4%	29.8%	29.9%
Selling, general & administrative expenses	33,413	32,388	130,155	127,044
Research and development expenses	3,386	2,665	12,536	11,457
Restructuring Costs	456	3,186	1,111	3,196

Income from operations	$14,550	$15,623	$71,579	$76,851
Income from operations as a percent of net sales	8.1%	8.8%	9.9%	10.5%
Interest expense, net	2,756	21,875	10,586	40,790
Other non-operating expense (income), net	874	(132)	1,657	1,702

Income before income taxes	$10,920	$(6,120)	$59,336	$34,359
Provision for income taxes	3,728	(682)	19,151	10,154

Income tax rate	34.1%	11.1%	32.3%	29.6%
Net income (loss)	7,192	(5,438)	40,185	24,205

Net loss attributable to non-controlling interest	13	59	90	88

Net income (loss) attributable to Altra Industrial Motion Corp.	$7,205	$(5,379)	$40,275	$24,293

Weighted Average common shares outstanding
Basic	26,818	26,675	26,766	26,656
Diluted	26,837	26,708	26,841	26,756
Net income (loss) per share
Basic	$0.27	$(0.20)	$1.50	$0.91
Diluted	$0.27	$(0.20)	$1.50	$0.91
Reconciliation of Non-GAAP Income From Operations:
Income from operations	$14,550	$15,623	$71,579	$76,851
Amortization of inventory fair value adjustment	—	—	—	122
Restructuring costs	456	3,186	1,111	3,196
European workers compensation claims	640	—	640	—
Acquisition related expenses	2,164	114	2,529	537

Non-GAAP income from operations	$17,810	$18,923	$75,859	$80,706

Reconciliation of Non-GAAP Net Income:
Net income attributable to Altra Industrial Motion Corp	$7,205	$(5,379)	$40,275	$24,293
Amortization of inventory fair value adjustment	—	—	—	122
Acquisition related expenses	2,164	114	2,529	537
Restructuring costs	456	3,186	1,111	3,196
European workers compensation claims	640	—	640	—
Premium and deferred financing expense and original issue discount eliminated on the redeemed debt	—	17,475	—	18,765
Tax impact of above adjustments, excluding capitalizable acquisition costs	(343)	(5,900)	(662)	(6,466)

Non-GAAP net income	$10,122	$9,496	$43,893	$40,447

Non-GAAP diluted earnings per share	$0.38 (1)	$0.36 (2)	$1.64 (3)	$1.52 (4)

(1)	—	tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.3% by the above items
(2)	—	tax impact is calculated by multiplying the estimated effective tax rate for the period of 28.4% by the above items
(3)	—	tax impact is calculated by multiplying the estimated effective tax rate for the period of 37.8% by the above items
(4)	—	tax impact is calculated by multiplying the estimated effective tax rate for the period of 28.6% by the above items

Consolidated Balance Sheets

In Thousands of Dollars

	December 31, 2013	December 31, 2012
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	63,604	85,154
Trade receivables, net	109,084	92,933
Inventories	143,665	123,776
Deferred income taxes	9,754	8,918
Income tax receivable	5,032	6,397
Prepaid expenses and other current assets	18,066	6,578

Total current assets	349,205	323,756
Property, plant and equipment, net	157,535	138,094
Intangible assets, net	118,768	76,098
Goodwill	104,339	88,225
Deferred income taxes	934	1,150
Other non-current assets, net	4,895	5,716

Total assets	$735,676	$633,039

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	51,180	43,042
Accrued payroll	23,983	19,893
Accruals and other current liabilities	34,979	31,084
Deferred income taxes	44	34
Income tax payable	12,963	2,712
Current portion of long-term debt	16,924	9,135

Total current liabilities	140,073	105,900
Long-term debt, less current portion and net of unaccreted discount	261,348	238,460
Deferred income taxes	53,813	38,821
Pension liabilities	8,025	14,529
Long-term taxes payable	1,038	1,118
Other long-term liabilities	1,055	960
Redeemable non-controlling interest	991	1,239
Total stockholders’ equity	269,333	232,012

Total liabilities, non-controlling interest and stockholders’ equity	$735,676	$633,039

Reconciliation to operating working capital:
Trade receivables, net	109,084	92,933
Inventories	143,665	123,776
Accounts payable	(51,180)	(43,042)
Svendborg	(46,468)	—

Operating working capital *	$155,101	$173,667

	Year to Date Ended
	December 31, 2013	December 31, 2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$40,185	$24,205
Adjustments to reconcile net income to net cash flows:
Depreciation	21,419	20,537
Amortization of intangible assets	6,505	6,839
Amortization and write-offs of deferred financing costs	873	6,006
Loss (gain) on foreign currency, net	742	(125)
Accretion and write-off of debt discount and premium	3,143	4,869
Loss on disposal/impairment of fixed asset	147	251
Amortization of inventory fair value adjustment	—	122
Stock based compensation	3,173	2,696
Provision (benefit) for deferred taxes	3,464	(625)
Changes in assets and liabilities:
Trade receivables	5,791	836
Inventories	6,412	4,084
Accounts payable and accrued liabilities	(708)	(6,640)
Other current assets and liabilities	2,156	726
Other operating assets and liabilities	(3,677)	(3,863)

Net cash flows from operating activities	89,625	59,918

Cash flows from investing activities
Purchase of property, plant and equipment	(27,823)	(31,346)
Acquisition of Svendborg, net of $7,482 cash received	(94,613)	—
Cash paid to escrow agent for acquisition of Svendborg	(8,147)	—
Acquisition of Lamiflex, net of $68 cash received	—	(7,424)

Net cash flows from investing activities	(130,583)	(38,770)

Cash flows from financing activities
Payment of debt issuance cost	(670)	(2,454)
Proceeds from Former Term Loan Facility and Revolving Credit Facility	—	179,304
Payments on Former Term Loan Facility	(5,625)	—
Payments on Former Revolving Credit Facility	(59,304)	—
Borrowing under Revolving Credit Facility	21,198	—
Borrowing under Additional Term Loan	68,871	—
Purchase of 8 1/8 Senior Secured Notes	—	(198,045)
Proceeds from Equipment Loan	2,999	1,100
Shares surrendered for tax withholdings	(1,174)	(949)
Redemption of variable rate demand revenue bonds related to the San Marcos facility	—	(3,000)
Dividend Payments	(7,548)	(4,304)
Payment on mortgages and other	(756)	(1,199)
Payments on capital leases	—	(333)

Net cash flows from financing activities	17,991	(29,880)

Effect of exchange rate changes on cash and cash equivalents	1,417	1,371

Net change in cash and cash equivalents	(21,550)	(7,361)
Cash and cash equivalents at beginning of year	85,154	92,515

Cash and cash equivalents at end of period	$63,604	$85,154

Reconciliation to free cash flow:
Net cash flows from operating activities	89,625	59,918
Purchase of property, plant and equipment	(27,823)	(31,346)

Free cash flow *	$61,802	$28,572

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in eleven countries. Altra’s leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood’s, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

*Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company’s website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash provided by operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories less the impact of recent acquisitions.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company’s expectations around the Svendborg acquisition integration and Svendborg’s 2014 earnings, progress on margin initiatives and working capital reductions, the Company’s unaudited 2013 financial information, and the Company’s guidance for full year 2014.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer, Lamiflex and Svendborg acquisitions and integration and other acquisitions, (25) risks associated with the Company’s investment in a new manufacturing facility in China, (26) risks associated with changes, if any, to the Company’s 2013 financial statements in connection with the completion of the audit, and (27) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

Contact:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com